UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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☐ Preliminary Information Statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).
☒ Definitive Information Statement

ENDO PHARMACEUTICALS HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

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April 28, 2004

Dear Endo Pharmaceuticals Holdings Inc. Stockholder:

      You are cordially invited to attend the Annual Meeting of the Stockholders of Endo Pharmaceuticals Holdings Inc. to be held on Wednesday, May 26, 2004 at 10:00 a.m., local time, at the Best Western Concordville Inn, Route 1 (Baltimore Pike) and Route 322 (Conchester Highway), Concordville, Pennsylvania 19331. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Information Statement.

      Thank you for your continued interest in Endo Pharmaceuticals Holdings Inc.

Very truly yours,

CAROL A. AMMON
Chairman & Chief Executive Officer

April 28, 2004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2004
Information Statement
INTRODUCTION
PURPOSE OF MEETING
ANNUAL MEETING ADMISSION
OUTSTANDING VOTING SECURITIES AND VOTE REQUIRED
ELECTION OF DIRECTORS
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
APPROVAL OF THE COMPANY’S 2004 STOCK INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
FEES PAID TO THE INDEPENDENT AUDITORS
OTHER INFORMATION REGARDING THE COMPANY
EXECUTIVE COMPENSATION
NO DISSENTERS’ RIGHTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
ANNUAL REPORT/ FORM 10-K
STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING
SIGNATURE

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2004

Date First Mailed to Stockholders: April 29, 2004

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

      Notice is hereby given that the 2004 Annual Meeting of Stockholders (the “2004 Annual Meeting”) of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (“Endo” or the “Company”), will be held on Wednesday, May 26, 2004 at 10:00 a.m., local time, at the Best Western Concordville Inn, Route 1 (Baltimore Pike) and Route 322 (Conchester Highway), Concordville, Pennsylvania 19331, for the following purposes:

(1) To elect ten nominees for election as directors, representing all of the members of the Board of Directors of the Company, to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company’s fiscal year ending December 31, 2004;

(3) To approve the Company’s 2004 Stock Incentive Plan; and

(4) To act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

      The foregoing items of business are more fully described in the Information Statement accompanying this Notice.

      Only stockholders of record at the close of business on April 15, 2004 are entitled to notice of and to vote at the 2004 Annual Meeting and at any adjournment thereof. The stock transfer books will not be closed between the record date and the date of the 2004 Annual Meeting. A list of stockholders of record entitled to vote at the 2004 Annual Meeting will be available for inspection at the offices of the Company, 100 Painters Drive, Chadds Ford, Pennsylvania 19317.

      All stockholders are cordially invited to attend the meeting in person. However, since it is anticipated that a single stockholder, which holds a majority of the common stock of the Company, will vote in favor of all of the aforementioned proposals, we are not soliciting proxies.

By order of the Board of Directors,

CAROLINE B. MANOGUE
Secretary

Chadds Ford, Pennsylvania

April 28, 2004

ENDO PHARMACEUTICALS HOLDINGS INC.

100 Painters Drive
Chadds Ford, Pennsylvania 19317

Information Statement

Pursuant to Section 14 of the Securities Exchange Act of 1934 and

Regulation 14C and Schedule 14C Thereunder

Date First Mailed to Stockholders: April 29, 2004

INTRODUCTION

      This Information Statement is furnished by the Board of Directors of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (“Endo” or the “Company”), pursuant to Sections 14(a) and 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of the common stock, par value $.01 per share (the “Common Stock”), of the Company, in connection with certain proposals to be voted on by the stockholders at the 2004 Annual Meeting to be held on Wednesday, May 26, 2004 at 10:00 a.m., local time, at the Best Western Concordville Inn, Route 1 (Baltimore Pike) and Route 322 (Conchester Highway), Concordville, Pennsylvania 19331.

PURPOSE OF MEETING

      The 2004 Annual Meeting is being held for the following purposes:

(1) To elect ten nominees for election as directors, representing all of the members of the Board of Directors of the Company, to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company’s fiscal year ending December 31, 2004;

(3) To approve the Company’s 2004 Stock Incentive Plan; and

(4) To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

      The foregoing items of business are more fully described in this Information Statement.

      The record date for determining those stockholders who will be entitled to notice of and to vote at the 2004 Annual Meeting and at any adjournment thereof is April 15, 2004 (the “Record Date”). The stock transfer books will not be closed between the Record Date and the date of the 2004 Annual Meeting. A list of stockholders of record entitled to vote at the 2004 Annual Meeting will be available for inspection for ten days prior to the 2004 Annual Meeting for any purpose germane to the meeting, at the principal executive offices of the Company, 100 Painters Drive, Chadds Ford, Pennsylvania 19317, by contacting the Secretary of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ANNUAL MEETING ADMISSION

      Only stockholders of record will be admitted to the 2004 Annual Meeting. You must present proof of your ownership of your Endo Pharmaceuticals stock to be admitted to the 2004 Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the 2004 Annual Meeting, you must present proof of your ownership such as a bank or brokerage account statement, to be admitted. Stockholders must also present a form of personal identification to be admitted to the 2004 Annual Meeting. No cameras, recording equipment or electronic devices will be permitted in the meeting.

OUTSTANDING VOTING SECURITIES AND VOTE REQUIRED

      Each share of Common Stock entitles the holder thereof to one vote on each matter properly brought before the 2004 Annual Meeting. As of the Record Date, 131,788,741 shares of Common Stock were issued and outstanding. Thus, stockholders representing no less than 65,894,371 shares of Common Stock are required to vote for the aforementioned proposals to effect the matters set forth therein. It is anticipated that at the 2004 Annual Meeting, Endo Pharma LLC (an affiliate of Kelso & Company in which certain members of management have an interest), which beneficially owns 82,219,380 shares of Common Stock, representing 62.4% of the total number of outstanding shares of Common Stock on the Record Date, will vote in favor of the aforementioned proposals, thereby ensuring the election of the nominees for directors of the Company, the ratification of the appointment of Deloitte & Touche LLP as independent auditors and approval of the Company’s 2004 Stock Incentive Plan. Since the proposals will have been approved by the holders of the required majority of the issued and outstanding Common Stock, and since the Company has no other outstanding class of stock, no proxies are being solicited in connection with this Information Statement and the accompanying Notice of Annual Meeting of the Stockholders of the Company.

      In accordance with Rule 14c-2 under the Exchange Act, the proposals will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the stockholders of the Company. As this Information Statement is being sent to the beneficial owners of Common Stock on April 29, 2004, which is more than twenty (20) days before the date of the 2004 Annual Meeting, the Company anticipates that the actions contemplated by this Information Statement will be effected on or about the close of business on the date of the 2004 Annual Meeting.

      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of Common Stock held of record by such persons as of the Record Date and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ELECTION OF DIRECTORS

General

      The Amended and Restated Certificate of Incorporation of the Company provides that the number of directors of the Company shall be not less than seven nor more than eleven as shall be fixed by the By-laws of the Company. The number of directors is currently fixed at ten (10).

      Directors need not be stockholders of the Company or residents of the State of Delaware. Directors are elected for a one-year term and generally hold office until the next directors have been duly elected and qualified. Directors may receive compensation for their services as determined by the Board of Directors. See “— Compensation of Directors.” A vacancy on the Board, or a newly created directorship resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, even though less than a quorum remains. A director appointed to fill a vacancy remains a director until his or her successor is elected by the stockholders at the next annual meeting or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

      Currently the Board of Directors consists of ten members. Currently serving as directors are Carol A. Ammon, Brian T. Clingen, Michael B. Goldberg, Michael Hyatt, Roger H. Kimmel, Frank J. Loverro, Clive A. Meanwell, M.D., Ph.D., Michael W. Mitchell, Joseph T. O’Donnell, Jr. and David I. Wahrhaftig. The Board of Directors has determined that eight of its ten members are independent directors under the NASDAQ rules and regulations. The eight independent directors under the NASDAQ rules and regulations are Messrs. Clingen, Goldberg, Hyatt, Kimmel, Loverro, Meanwell, O’Donnell and Wahrhaftig.

      As of the date of this Information Statement, there are no material proceedings to which any director or executive officer of the Company, or any associate thereof, is a party which are adverse to the Company or any of its subsidiaries.

      Between January 1, 2003 and December 31, 2003, the Board of Directors as a whole met 12 times and acted by written consent on one occasion. All members of the Board of Directors attended more than 75% of the aggregate of all meetings of the Board of Directors and of the Committees of the Board of Directors on which they served in 2003.

      The following table sets forth the age and position currently held with the Company of persons nominated by the Board of Directors of the Company for the election as directors of the Company:

Name	Age	Position Currently Held with the Company

Carol A. Ammon	53	Chairman of the Board and Chief Executive Officer
Brian T. Clingen	44	Director
Michael B. Goldberg	57	Director
Michael Hyatt	58	Director
Roger H. Kimmel	57	Director
Frank J. Loverro	35	Director
Clive A. Meanwell, M.D., Ph.D.	47	Director
Michael W. Mitchell	66	Director
Joseph T. O’Donnell, Jr.	56	Director
David I. Wahrhaftig	47	Director

      The proposed nominees for election as directors are willing to be reelected as directors of the Company. If, as a result of circumstances not now known or foreseen, a nominee shall be unavailable or unwilling to serve as a director, an alternate nominee shall be designated by the present Board of Directors to fill the vacancy, unless the Board chooses to reduce the number of directors serving on the Board.

      If elected, all nominees are expected to serve until the 2005 Annual Meeting of Stockholders of the Company or until their successors are duly elected and qualified or until his or her earlier death, resignation or removal. It is anticipated that Endo Pharma LLC, the holder of a majority of the shares of Common Stock outstanding, will vote in favor of all of the proposed nominees for election as directors, which will be sufficient to elect such directors.

Information about the Directors

      Set forth below are the principal occupation and certain other information about each of the Company’s current directors (all of whom are current nominees for election as directors):

      Carol A. Ammon, 53, is Chief Executive Officer and Chairman of the Board of Endo. In February 2002, Ms. Ammon was appointed Chairman of the Board in addition to her then current roles of President and Chief Executive Officer. Prior to April 2003, Ms. Ammon also served as the President of Endo. Prior to joining Endo, Ms. Ammon was the President of DuPont Merck’s U.S. Pharmaceuticals Division from 1996 through 1997, and from 1993 through 1995 she was the President of Endo Laboratories, L.L.C., DuPont Merck’s generic division. She also serves as a director on the boards of the Christiana Care Health System and the St. Louis School of Pharmacy in St. Louis, Missouri.

      Brian T. Clingen, 44, is currently a Director of Endo. Mr. Clingen is founder and president of BP Capital Management, an investment management company based in Oak Brook, Illinois. Previously, he served as vice president and chief financial officer of Universal Outdoor (which, until 1990, was controlled by Kelso & Company), an outdoor advertising company, from December 1987 and as a director from 1990, in each case until its purchase by Clear Channel Communication in 1998. From 1983 to 1987, he was chief financial officer for a subsidiary of Elmore Group, a diversified property and service company.

      Michael B. Goldberg, 57, is currently a Director of Endo. Mr. Goldberg joined Kelso & Company as Managing Director in 1991. Mr. Goldberg is also a director of Consolidated Vision Group, Inc., HCI Direct, Inc. and Armkel, LLC. He also serves as a member of the Phoenix House Foundation Board of Directors and The Wilson Council of the Woodrow Wilson International Center for Scholars.

      Michael Hyatt, 58, is currently a Director of Endo. Mr. Hyatt had been a director of Algos Pharmaceutical Corporation since November 1996 and became a Director of Endo following its merger with Algos in July 2000. For more than five years, Mr. Hyatt has been a Senior Managing Director of Bear Stearns & Co., Inc.

      Roger H. Kimmel, 57, is currently a Director of Endo. Mr. Kimmel had been a director of Algos Pharmaceutical Corporation since July 1996 and became a Director of Endo following its merger with Algos in July 2000. Mr. Kimmel has been Vice-Chairman of Rothschild Inc., an investment banking firm, since January 2001. Previously, Mr. Kimmel was a partner of the law firm of Latham & Watkins for more than five years. Mr. Kimmel is also a director of Weider Nutrition International, Inc.

      Frank J. Loverro, 35, is currently a Director of Endo. Mr. Loverro has been a Vice President at Kelso & Company since March 1999. Prior to joining Kelso in November 1993, Mr. Loverro was an Associate at the Clipper Group and previously worked in the High Yield Finance Group of Credit Suisse First Boston.

      Clive A. Meanwell, M.D., Ph.D., 47, is currently a Director of Endo. Dr. Meanwell has been the executive chairman and a director of The Medicines Company, a pharmaceutical company based in Parsippany, New Jersey, since September 2001. Previously, he served as chief executive officer, president and director since the inception of The Medicines Company in 1996. From 1995 to 1996, Dr. Meanwell was a partner and managing director at MPM Capital L.P., a venture capital firm. Prior to that, he held various positions of increasing scope and responsibility at Hoffman-La Roche, Inc. from 1986 to 1995, most recently as senior vice president.

      Michael W. Mitchell, 66, is currently a Director of Endo. Mr. Mitchell has been a partner with Shapiro Mitchell Forman Allen & Miller LLP since September 2002. Previously, Mr. Mitchell had been Counsel to the law firm Morvillo, Abramowitz, Grand, Iason & Silberberg since November 1991. Mr. Mitchell is currently the Treasurer and a member of the New York Police Athletic League Board of Directors, and from 1997 to 1999 was a member of The Wilson Council of the Woodrow Wilson International Center for Scholars.

      Joseph T. O’Donnell, Jr., 56, is currently a Director of Endo. Mr. O’Donnell is currently a director of Metzler North America Corp. and President of Van Beuren Capital, L.L.C., a private merchant banking and advisory firm. Until December 31, 2002, Mr. O’Donnell was the President of Metzler Corporation, New York City. Metzler Corporation is the U.S.-based corporate finance affiliate of B. Metzler seel. Sohn & Co., Frankfurt, Germany. Prior to joining Metzler, Mr. O’Donnell spent 26 years at various affiliates of Bankers Trust Corporation. From 1986 to 2000, he was involved in the acquisition and leveraged finance business. Prior to 1986, Mr. O’Donnell was involved in Banker Trust’s global Airline and Aerospace Division and in middle market financing activities in the New York metropolitan area.

      David I. Wahrhaftig, 47, is currently a Director of Endo. Mr. Wahrhaftig has been a Managing Director of Kelso & Company since April 1997, after joining the firm in 1987. Mr. Wahrhaftig is also a director of Consolidated Vision Group, Inc. and BWAY Corporation.

Compensation of Directors

      Each non-employee director who is not affiliated with the Company or Kelso receives $6,250 cash per fiscal quarter of service and 10,000 stock options per fiscal year (which are granted within the first quarter of each year) under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan. In the first quarter of fiscal 2004, each such director was granted 10,000 stock options, which have an exercise price of $20.42 per share, the market price of the Common Stock on March 12, 2004 (the date of grant) and vest 25% per year over a four-year period. On March 10, 2004, the Compensation Committee recommended to those members of the Board of Directors who are affiliated with the Company and Kelso that those non-employee directors who are not affiliated with the Company or Kelso receive increased compensation for their services. Those directors who are affiliated with the Company and Kelso agreed on March 10, 2004 to increase the cash compensation to each non-employee director who is not affiliated with the Company or Kelso per fiscal quarter of service to $6,250 plus $2,000 per meeting and 10,000 stock options per fiscal year (which will continue to be granted within the first quarter of each year) under the Endo Pharmaceuticals Holdings Inc. 2004 Stock Incentive Plan subject to stockholder approval of such plan at this annual meeting. In addition, those directors who are affiliated with the Company and Kelso also agreed on March 10, 2004 to pay those members of the Compensation Committee who are not affiliated with the Company or Kelso $1,000 cash per meeting attended and members of the Audit Committee who are not affiliated with the Company or Kelso $1,000 cash per meeting attended. The chair of the Audit Committee, if such individual is not affiliated with the Company or Kelso, will receive additional annual compensation of $10,000 cash. The chair of the Compensation Committee, if such individual is not affiliated with the Company or Kelso, will receive additional annual compensation of $5,000 cash.

     Stockholder Communications with Directors

      The Board has established a process to receive communications from stockholders. Stockholders may contact any member or all members of the Board including without limitation the non-management directors as a group, any Board committee, or any chair of any such committee by mail. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at Endo Pharmaceuticals Holdings Inc., 100 Painters Drive, Chadds Ford, Pennsylvania 19317.

      All communications received as set forth in the preceding paragraph will be opened by the office of our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

      The Company does not have a policy on director attendance at Annual Meetings. No Directors attended the 2003 Annual Meeting.

Code of Conduct

      The Board of Directors has adopted a Code of Conduct that applies to the Company’s directors, executives and employees. The Code is posted in the Investor-Corporate Governance Section of the Company’s website at www.endo.com.

Committees of the Board of Directors and Related Reports

      The Company is considered a controlled company in accordance with NASDAQ rules and regulations because Endo Pharma LLC controls a majority of our outstanding voting stock. As such, we are not required to: (i) have a majority of independent directors on our board, (ii) have the compensation of our executive officers determined by independent directors, or (iii) have the nomination of directors be determined by independent directors.

      The Board of Directors has a standing Audit Committee and Compensation Committee, the respective members and functions of which are described below. The Board of Directors does not have a Nominating Committee because the Board of Directors as a whole functions in such capacity. The Board of Directors believes that the full Board of Directors best represents the interests of all of the Company’s stockholders and that it is appropriate for all matters that would be considered by a Nominating Committee to be considered and acted upon by the full Board of Directors.

      The Board of Directors has not adopted a nominating policy to be used for identifying and evaluating nominees for director, including director candidates recommended by stockholders, and has not established any specific, minimum qualifications that director nominees must possess. Instead, the Board of Directors plans to determine the qualifications and skills required to fill a vacancy to complement the existing qualifications and skills, as a vacancy arises in the Board of Directors. However, if it is determined that a nominating policy would be beneficial the Company, the Board of Directors may in the future adopt a nominating policy.

Audit Committee

      The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. In addition, the Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, the performance of the Company’s independent auditors and the accounting practices of the Company. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. This charter is attached as Appendix A to this Information Statement. The charter describes the nature and scope of responsibilities of the Audit Committee.

      Messrs. Clingen, O’Donnell and Wahrhaftig currently serve as members of the Audit Committee. Mr. Clingen is considered a “Financial Expert”, as defined by the SEC rules, and is the Chairman of the Audit Committee. Prior to January 1, 2003, Messrs. Hyatt, O’Donnell and Wahrhaftig served as members of the Audit Committee. Between January 1, 2003 and December 31, 2003, the Audit Committee met five times, including periodic meetings held separately with management and the independent auditors. The Board of Directors has determined that Messrs. Clingen, Hyatt and O’Donnell are “independent,” within the meaning of the NASDAQ rules and Rule 10A-3 of the Exchange Act. Mr. Wahrhaftig is not “independent” by virtue of the status of Kelso Investment Associates V, L.P., or KIA V, and Kelso Equity Partners V, L.P., or KEP V, as members of Endo Pharma LLC, the stockholder owning 62.4% of the issued and outstanding shares of Common Stock. Mr. Wahrhaftig is a general partner of the general partner of KIA V and a general partner of KEP V. Mr. Wahrhaftig also serves on the Board of Managers of Endo Pharma LLC. In July 2000, the Board of Directors determined that Mr. Wahrhaftig’s membership on the Audit Committee was in the best interests of the Company and its stockholders. The Board believed that Mr. Wahrhaftig was a necessary member of the Audit Committee given his history with the Company as an involved participant in the 1997 acquisition of the Company from the then DuPont Merck Pharmaceutical Company. In addition, prior to the merger with Algos Pharmaceutical Corporation, Mr. Wahrhaftig served as the Audit Committee of the Board of Directors of the Company and regularly reviewed the accounting matters and practices of the Company and conferred with the

Company’s independent auditors regarding the same. Prior to joining Kelso, Mr. Wahrhaftig spent the previous five years with Arthur Young & Company where he was an Associate Director of Mergers and Acquisitions and a Management Consultant. In addition, from November 1999 to February 2003, Mr. Wahrhaftig served on the Audit Committee of Unilab Corporation. Effective May 26, 2004, Mr. Wahrhaftig will be replaced as a member of the Audit Committee by Mr. Kimmel, who is “independent” within the meaning of the NASDAQ rules and Rule 10A-3 of the Exchange Act.

Audit Committee Report

      The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2003 with the management of the Company and Deloitte & Touche LLP, the Company’s independent auditors. Further, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in the Statement of Auditing Standards No. 61 (SAS 61 — Communication with Audit Committees), as amended by Statement on Auditing Standard No. 90, and Rule 2-07 of Regulation S-X, relating to the auditors’ judgment about the quality of the Company’s accounting principles, judgments and estimates, as applied in its financial reporting.

      The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, that relate to Deloitte & Touche LLP’s independence from the Company, and has discussed with Deloitte & Touche LLP their independence from the Company. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence. The Audit Committee has concluded that the auditors are independent from the Company and its management. The Audit Committee has also discussed with management of the Company and Deloitte & Touche LLP such other matters and received such assurances from them as it has deemed appropriate.

      Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

      Submitted on April 28, 2004 by the members of the Audit Committee of the Company’s Board of Directors.

Audit Committee:

Brian T. Clingen, Chairman
Joseph T. O’Donnell, Jr.
David I. Wahrhaftig

Compensation Committee

      The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of the officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and consultants of the Company. The Compensation Committee also reviews and acts on any recommendations of the Company’s management for awards granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan. The current members of the Compensation Committee are Messrs. Hyatt, Loverro and Wahrhaftig. Between January 1, 2003 and December 31, 2003, the Compensation Committee met seven times. A report of the Compensation Committee appears in this Information Statement under “EXECUTIVE COMPENSATION — Compensation Committee Report on Executive Compensation.”

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP to audit the books and financial records of the Company for the year ending December 31, 2004. The Company is asking its stockholders to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2004. It is anticipated that Endo Pharma LLC, the holder of a majority of the shares of Common Stock outstanding, will vote in favor of this proposal, which will be sufficient for such ratification.

      It is not expected that a representative from Deloitte & Touche LLP will be present at the Annual Meeting.

APPROVAL OF THE COMPANY’S 2004 STOCK INCENTIVE PLAN

      The following is a summary of the Endo Pharmaceuticals Holdings Inc. 2004 Stock Incentive Plan (the “Plan”) and is qualified in its entirety by the full text of the Plan.

Plan Description

     Purposes

      The purposes of the Plan are to:

•	promote the interests of our Company and our stockholders by providing directors, officers, employees and consultants of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company;

•	acquire a proprietary interest in the long-term success of our Company; and

•	reward the performance of individuals in fulfilling their personal responsibilities for long-range achievements.

Administration of the Plan

      The Plan will be administered by a committee appointed by our board of directors. The committee will have the authority, in its sole discretion, subject to and not inconsistent with the express terms and provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation,

•	the authority to grant awards;

•	to determine the persons to whom and the time or times at which awards will be granted;

•	to determine the type and number of awards to be granted;

•	to determine the number of shares of stock to which an award may relate and the terms, conditions, restrictions and performance criteria relating to any award;

•	to determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged, suspended or surrendered;

•	to make adjustments in the performance goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), if applicable), or in response to changes in applicable laws, regulations or accounting principles;

•	to construe and interpret the Plan and any award;

•	to prescribe, amend and rescind rules and regulations relating to the Plan;

•	to determine the terms and provisions of agreements evidencing the terms of any award; and

•	to make all other determinations deemed necessary or advisable for the administration of the Plan.

      Except as required by applicable law, the committee may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees.

     Eligibility

      Awards may be granted to executive officers and other key employees of the Company, including officers and directors who are employees, to non-employee directors and to consultants to the Company.

     Shares Available for Awards

      The maximum number of shares of Company stock reserved for issuance under the Plan will be 4,000,000 shares (subject to adjustment for certain transactions). The shares may be authorized but unissued Company stock or authorized and issued Company stock held in the Company’s treasury. If any shares subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, or if shares of stock are surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award, the shares of stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for awards under the Plan. In no event may the total number of shares of Company stock subject to awards awarded to any participant during any tax year of the Company exceed 750,000 shares (subject to adjustment for certain transactions).

     Adjustment for Change in Capitalization

      In the event of any change in the Company’s capitalization or in the event of a corporate transaction such as a merger, consolidation, separation or similar event, the Plan provides for appropriate adjustments in the number and class of shares of common stock available for issuance or grant and in the number and/or price of shares subject to awards.

     Types of Awards

      The plan provides for the grant of stock options, stock appreciation rights, shares of restricted stock, performance shares, performance units or other share-based awards. These awards are discussed in more detail below.

      Stock Options. Options granted under the Plan may be incentive stock options meeting the definition of an incentive stock option under section 422 of the Internal Revenue Code or options which do not qualify as incentive stock options (referred to as nonqualified options). The award will be evidenced by an award agreement that specifies the option price, duration of the option, the number of shares to which the option pertains, termination and transferability rights and other provisions as the committee may determine to be appropriate. Unless otherwise determined by the committee, the option price for each grant will be at least equal to the fair market value (as defined in the Plan) of the shares subject to the option on the grant date of the option. No option may be exercised later than the tenth anniversary date of its grant.

      Stock Appreciation Rights (“SARs”). The committee may grant SARs under the Plan, either in tandem with stock options or freestanding and unrelated to options. Tandem SARs may be exercised only when the related option is exercisable. Freestanding SARs may be exercised upon such terms and conditions established by the committee. Each SAR will be evidenced by an award agreement that will specify the grant price, the term of the SAR and other provisions as the committee or board may determine to be appropriate. The term of the SAR may not exceed ten (10) years.

      Upon exercise of a SAR, a participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share on the exercise date and the appreciation base of the SAR, by (ii) the number of shares with respect to which the SAR is exercised.

      Restricted Stock and Stock Bonus. The committee may grant restricted stock awards, alone or in tandem with other awards under the Plan, subject to such restrictions, terms and conditions, as the committee may determine in its sole discretion and as may be evidenced by the applicable agreements. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any subsidiary, upon the attainment of specified performance goals, and/or upon such other criteria as the committee may determine in its sole discretion. Each agreement with respect to a restricted stock award will set forth the amount (if any) to be paid by the participant with respect to the award and when and under what circumstances such payment is required to be made. The committee may grant stock bonus awards, alone or in tandem with other awards under the Plan, subject to such terms and conditions as the committee may determine in its sole discretion and as may be evidenced by the applicable agreement.

      Performance Awards. The committee may grant performance awards, alone or in tandem with other awards under the Plan, to acquire shares of Company stock in such amounts and subject to such terms and conditions as the committee may from time to time in its sole discretion determine, subject to the terms of the Plan.

      In the event that the committee grants a performance award (other than a nonqualified option or incentive stock option) that is intended to constitute qualified performance-based compensation within the meaning Section 162(m), the following rules will apply: payments under the performance award will be made solely on account of the attainment of one or more objective performance goals established in writing by the committee not later than 90 days after the commencement of the period of service to which the performance award relates (or if less, one-third of such period of service) has elapsed; and the performance goal(s) to which the performance award relates may be based on one or more of the following business criteria applied to the Company or, a subsidiary:

•	return on equity;

•	earnings per share;

•	net income (before or after taxes);

•	earnings before all or any of interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”);

•	inventory goals

•	return on assets;

•	market share;

•	cost reduction goals or levels of expenses, costs or liabilities;

•	earnings from continuing operations; or

•	any combination of one or more of the foregoing over a specified period;

     Termination of Employment

      Unless the applicable award agreement provides otherwise or the committee in its sole discretion determines otherwise, upon termination of a participant’s employment or service with Endo and its subsidiaries by Endo or its subsidiary for cause (or in the case of a non-employee director upon such non-employee director’s failure to be renominated as non-employee director of Endo), the portions of outstanding stock options and SARs granted to such participant that are exercisable as of the date of such termination of employment or service will remain exercisable, and any payment or notice provided for under the terms of any other outstanding award with respect to the portion thereof that is vested as of the date of such termination of employment or service, may be given, for a period of 30 days from and including the date of termination of employment or service (and will thereafter terminate). All portions of outstanding stock options or SARs granted to such participant which are not exercisable as of the date of such termination of employment or service, and any other outstanding award which is not vested as of the date of such termination of employment or service will terminate upon the date of such termination of employment or service.

      Unless the applicable Agreement provides otherwise or the committee in its sole discretion determines otherwise, if the participant voluntarily retires with the consent of Endo or the participant’s employment or service terminates due to disability, all outstanding stock options, SARs and all other outstanding awards granted to such Participant will continue to vest in accordance with the terms of the applicable award agreements. The participant will be entitled to exercise each such stock option or SAR and to make any payment, give any notice or to satisfy other condition under each such other award, in each case, for a period of one year from and including the later of (i) date such entire award becomes vested or exercisable in accordance with the terms of such award and (ii) the date of termination of employment or retirement, and thereafter such awards or parts thereof will be canceled. Notwithstanding the foregoing, the committee may in its sole discretion provide for a longer or shorter period for exercise of a stock option or SAR (but in no event past the 10th anniversary of the grant date) or may permit a participant to continue vesting under a stock option, SAR or restricted stock award or to make any payment, give any notice or to satisfy other condition under any other award.

      Unless the applicable award agreement provides otherwise or the committee in its sole discretion determines otherwise, if the participant’s employment or service terminates by reason of death, or if the participant’s employment or service terminates under circumstances providing for continued rights of the participant to exercise outstanding stock options or SARs (other than continued rights following a termination of employment for cause) and during the period of continued rights the participant dies, all outstanding stock options, restricted stock and SARs granted to such participant will become fully exercisable, and any payment or notice provided for under the terms of any other outstanding award may be immediately paid or given and any condition may be satisfied, by the person to whom such rights have passed under the participant’s will (or if applicable, pursuant to the laws of descent and distribution) for a period of one year from and including the date of the participant’s death and thereafter all such awards or parts thereof will be canceled.

      Unless the applicable Agreement provides otherwise or the committee in its sole discretion determines otherwise, upon termination of a participant’s employment or service with Endo and its subsidiaries (i) by Endo or its subsidiaries without cause (including, in case of a non-employee director, the failure to be elected as a non-employee director) or (ii) by the participant for good reason or any like term as defined under any employment agreement with Endo or a subsidiary to which a participant may be a party to, the portions of outstanding stock options and SARs granted to such participant which are exercisable as of the date of termination of employment or service of such participant will remain exercisable, and any payment or notice provided for under the terms of any other outstanding award as respects the portion thereof vested as of the date of termination of employment or service may be given, for a period of one year from and including the date of termination of employment or service and will terminate thereafter. Any other outstanding award will terminate as of the date of such termination of employment or service.

      Unless the applicable Agreement provides otherwise or the committee in its sole discretion determines otherwise, upon termination of the participant’s employment or service with the Company and its subsidiaries for any reason other than as described above, the portions of outstanding stock options and SARs granted to such participant that are exercisable as of the date of such termination of employment or service will remain exercisable for a period of 90 days (and will terminate thereafter), and any payment or notice provided for under the terms of any other outstanding award as respects the portion thereof vested as of the date of termination of employment or service may be given, for a period of 90 days from and including the date of termination of employment or service (and will terminate thereafter). All additional portions of outstanding stock options or SARs granted to such participant which are not exercisable as of the date of such termination of employment or service, and any other outstanding award which is not vested as of the date of such termination of employment or service will terminate upon the date of such termination of employment or service.

     Effect of Change in Control

      Unless the applicable agreement provides otherwise or the committee in its sole discretion determines otherwise, in the event of a Change in Control (as such term is defined in the Plan):

•	any award carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested; and

•	the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other award granted under the Plan will lapse and the awards will be deemed fully vested, and any performance goals imposed with respect to awards will be deemed to be fully achieved.

     Amendment or Termination of the Plan

      Subject to certain limitations, the board of directors or the committee may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, neither the board of directors, the committee nor their respective delegates will have the authority to reprice (or cancel and regrant) any option or, if applicable, other award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders.

Federal Income Tax Consequences of the Company’s 2004 Stock Incentive Plan

      The following discussion of certain relevant federal income tax effects applicable to stock options and other stock-based awards granted under the plan is a summary only, and reference is made to the Internal Revenue Code for a complete statement of all relevant federal tax provisions.

      Options. With respect to nonqualified options (“NSO”), the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

      In general, no taxable income is realized by a participant upon the grant of an incentive stock option (“ISO”). If shares of common stock are issued to a participant (“option shares”) pursuant to the exercise of an ISO granted under the plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant (a “disqualifying disposition”), then, generally (i) the participant will not realize ordinary income upon exercise and (ii) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.”

      If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares.

      Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as an NSO as discussed above.

      In general, we will receive an income tax deduction at the same time and in the same amount as the employee recognizes ordinary income.

      SARs. The recipient of a grant of SARs will not realize taxable income and we will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the exercise of an SAR, the recipient will realize ordinary income equal to the amount of cash (including the amount of any taxes withheld) and the fair market value of any shares received at the time of exercise. In general, we will be entitled to a corresponding deduction, equal to the amount of income realized.

      Restricted Stock. A participant who receives a grant of restricted stock will not recognize any taxable income at the time of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). A participant’s rights in restricted stock awarded under the plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the participant. However, the participant may elect under section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the participant does not make a section 83(b) election within 30 days of receipt of the restricted shares, the fair market value of the shares on the date the restrictions lapse, less any amount paid by the participant for such shares, will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse. We generally will be entitled to a compensation deduction for the amount of compensation income the participant recognizes.

      The closing price of the Company’s common stock on April 26, 2004 was $26.42.

New Plan Benefits

      Future grants under the Plan will be made at the discretion of the committee and, accordingly, are not yet determinable. In addition, benefits under the Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Plan.

      It is anticipated that Endo Pharma LLC, the holder of a majority of the shares of Common Stock outstanding, will vote in favor of this proposal, which will be sufficient for such approval.

EQUITY COMPENSATION PLAN INFORMATION

      The following information relates to plans in effect as of December 31, 2003 under which equity securities of Endo may be issued to employees and directors. Although the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan provides that stock options may be granted thereunder to non-employee consultants, Endo has never granted any such options to any such consultants.

	Column A	Column B	Column C

	Number of Securities	Weighted-Average	Number of Securities Remaining
	to be Issued upon	Exercise Price of	Available for Future Issuance
	Exercise of	Outstanding	Under Equity Compensation
	Outstanding Options,	Options, Warrants	Plans (Excluding Securities
Plan Category	Warrants and Rights	and Rights	Reflected in Column A)

Equity compensation plans approved by security holders
Endo Pharma LLC Amended and Restated 1997 Executive Stock Option Plan	28,882,644 (a)	$2.63	803,830 (b)
Endo Pharma LLC Amended and Restated 1997 Employee Stock Option Plan	3,002,382 (a)	$2.63	803,830 (b)
Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan	3,330,179	$11.86	669,821
Equity compensation plans not approved by security holders
Not Applicable

(a)	All of the stock options granted under these plans are exercisable solely for shares currently held by Endo Pharma LLC (an affiliate of Kelso & Company in which certain members of management have an interest), and their exercise will not dilute the ownership of our other common stockholders.

(b)	These shares are available for future issuance under either the Endo Pharma LLC Amended and Restated 1997 Executive Stock Option Plan or the Endo Pharma LLC Amended and Restated 1997 Employee Stock Option Plan, but not both.

FEES PAID TO THE INDEPENDENT AUDITORS

      Deloitte & Touche LLP, the member firms of Deloitte, Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) served as the Company’s independent auditors for the fiscal year ended December 31, 2003. The following table summarizes the aggregate fees billed to the Company by the Deloitte Entities:

	2003	2002

Audit Fees(a)	$401,309	$200,500
Audit-Related Fees(b)	92,600	12,600
Tax Fees(c)	320,703	147,300
All Other Fees(d)	0	0

Total	$814,612	$360,400

(a) Fees for audit services billed in 2003 consisted of:

•	Audit of the Company’s annual financial statements

•	Reviews of the Company’s quarterly financial statements

•	Comfort letters, consents and other services related to Security and Exchange Commission (“SEC”) matters

      Fees for audit services billed in 2002 consisted of:

•	Audit of the Company’s annual financial statements

•	Reviews of the Company’s quarterly financial statements

(b) Fees for audit-related services billed in 2003 consisted of:

•	Services associated with mergers/acquisitions

•	Employee benefit plan audits

      Fees for audit-related services billed in 2002 consisted of:

•	Employee benefit plan audits

(c) Fees for tax services billed in 2003 and 2002 consisted of tax compliance and tax planning and advice:

•	Fees for tax compliance services totaled $320,703 and $137,300 in 2003 and 2002, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

i.	Federal, state and local income tax return assistance

ii.	Sales and use, property and other tax return assistance

iii.	Assistance with tax return filings in certain foreign jurisdictions

iv.	Research & Development tax credit documentation and analysis for purposes of filing amended returns

•	Fees for tax planning and advice services totaled $10,000 in 2002. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of:

i.	Tax advice related to structuring certain proposed mergers, acquisitions and disposals

ii.	Tax advice related to an intra-group restructuring

•	The Company generally does not engage the Deloitte Entities for “other” services.

      In considering the nature of the services provided by the Deloitte Entities, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the Deloitte Entities and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission (the “SEC”) to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

      Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

      Prior to the engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of the four categories of services to the Audit Committee for approval.

      1. Audit services include audit work performed on the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, consents and other services related to SEC matters, and discussion surrounding the proper application of financial accounting and/or reporting standards.

      2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions and employee benefit plan audits.

      3. Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor’s tax personnel, including tax analysis; assisting with the coordination of execution of tax related activities, primarily in the area of corporate developments; supporting other tax related regulatory requirements; and tax compliance and reporting.

      4. Other Fees are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent auditor.

      Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

      The Audit Committee may delegate pre-approval authority to one or more of its members. The member whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

OTHER INFORMATION REGARDING THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth, as of April 15, 2004, the name, address and holdings of each person, including any “group” as defined in Section 13(d)(3) of the Exchange Act, known by Endo to be the “beneficial owner” of more than 5% of Common Stock. Footnote (a) below provides a brief explanation of what is meant by the term “beneficial ownership.” The following table also sets forth, as of April 15, 2004, the amount of Common Stock beneficially owned by each of the Company’s directors and the chief executive officer and the other four most highly compensated executive officers of the Company as of December 31, 2003 (collectively, the “Named Executive Officers”). The following table also sets forth, as of April 15, 2004, the amount of Common Stock beneficially owned by all current directors and executive officers of the Company as a group.

	Amount and Nature
	of Beneficial
Name of Beneficial Owner	Ownership(a)	Percent of Class

Directors and Executive Officers:
Carol A. Ammon(b)(d)
Brian T. Clingen(e)	15,000	*
Michael B. Goldberg(f)(g)
Michael Hyatt(h)	1,484,024	1.1%
Roger H. Kimmel(i)	627,525	*
Frank J. Loverro(f)(j)
Clive A. Meanwell, M.D., Ph.D.(k)	15,000	*
Michael W. Mitchell(l)	30,000	*
Joseph T. O’Donnell, Jr.(m)	30,000	*
David I. Wahrhaftig(f)(g)
Peter A. Lankau(b)	826,519 (n)	*
Mariann T. MacDonald(b)(d)
David A. H. Lee, M.D., Ph.D.(b)(d)
Jeffrey R. Black(b)(d)
All current directors and executive officers of Endo Pharmaceuticals Holdings Inc. as a group (15 persons)	2,666,535	2.0%
Other Principal Stockholders:
Endo Pharma LLC(f)	82,219,380	62.4%
Kelso Investment Associates V, L.P.(f)(o)
Kelso Equity Partners V, L.P.(f)(o)
Kelso Partners V, L.P.(f)(p)
Joseph S. Schuchert(f)(g)
Frank T. Nickell(f)(g)
Thomas R. Wall, IV(f)(g)
George E. Matelich(f)(g)
Frank K. Bynum, Jr.(f)(g)
Philip E. Berney(f)(g)
Greenwich Street Capital Partners, L.P.(q)
Greenwich Street Capital Offshore Fund, Ltd.(q)
Citigroup GSP Employees Fund, L.P.(q)
The Travelers Insurance Company(q)
The Travelers Life and Annuity Company(q)

*	Represents less than 1%.

(a)	“Beneficial ownership” is a term broadly defined by the Securities and Exchange Commission in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date that such person has the right to acquire within 60 days after such date.

(b)	These amounts do not include any options that these individuals hold in the Endo Pharma LLC 1997 Stock Option Plans and the Endo Pharma LLC 2000 Supplemental Stock Option Plans. Options exercised pursuant to the Endo Pharma LLC 1997 Stock Option Plans and the Endo Pharma LLC 2000 Supplemental Stock Option Plans do not result in the issuance of additional shares in the Company.

(c)	The business address for these persons is c/o Endo Pharmaceuticals Holdings Inc., 100 Painters Drive, Chadds Ford, Pennsylvania 19317.

(d)	Ms. Ammon, Ms. MacDonald, Mr. Black and Dr. Lee may be deemed to share beneficial ownership of shares of Common Stock owned of record by Endo Pharma LLC by virtue of the status of each of them as members of Endo Pharma LLC. Ms. Ammon, Ms. MacDonald, Mr. Black and Dr. Lee share investment and voting power along with the other members of Endo Pharma LLC with respect to securities owned by Endo Pharma LLC, but disclaim beneficial ownership of such securities except to the extent of each individual’s pecuniary interest.

(e)	The business address for Mr. Clingen is c/o BP Capital Management, 2215 York Rd, Suite 510, Oak Brook, Illinois 60523. Mr. Clingen’s beneficial ownership represents options to purchase 15,000 shares of Common Stock under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan.

(f)	The business address for this person is c/o Kelso & Company, 320 Park Avenue, 24th Floor, New York, New York 10022.

(g)	Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum and Berney may be deemed to share beneficial ownership of shares of common stock owned of record by Endo Pharma LLC by virtue of the status of Kelso Investment Associates V, L.P., or KIA V, and Kelso Equity Partners V, L.P., or KEP V, as members of Endo Pharma LLC. Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum and Berney may be deemed to share beneficial ownership of securities owned of record by KIA V and KEP V, by virtue of the status of each of them as a general partner of the general partner of KIA V and as a general partner of KEP V. Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum and Berney share investment and voting power along with the other general partners with respect to securities owned by KIA V and KEP V, but disclaim beneficial ownership of such securities except to the extent of each individual’s pecuniary interest.

(h)	The business address for Mr. Hyatt is c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, NY 10179. Mr. Hyatt’s beneficial ownership includes (i) 629,551 shares of common stock owned directly by Mr. Hyatt, (ii) 824,473 shares held in trusts for which Mr. Hyatt serves as trustee and as to which shares Mr. Hyatt holds either the sole or the shared power of disposition or the power to vote (including 491,193 shares with respect to which beneficial ownership is shared with Mr. Kimmel) and (iii) options to purchase 30,000 shares of common stock under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan. Excludes 171,332 shares of common stock held in a trust for the benefit of the children of Mr. Hyatt, as to which shares Mr. Hyatt has neither the power of disposition nor the power to vote.

(i)	The business address for Mr. Kimmel is c/o Rothschild, Inc., 1251 Avenue of the Americas, New York, NY 10022. Mr. Kimmel’s beneficial ownership includes (i) 597,525 shares held in trusts for which Mr. Kimmel serves as trustee and as to which shares Mr. Kimmel holds either the sole or the shared power of disposition and power to vote (including 491,193 shares with respect to which beneficial ownership is shared with Mr. Hyatt) and (ii) options to purchase 30,000 shares of common stock under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan. Excludes a total of 316,530 shares of common stock held in trusts for the benefit of Mr. Kimmel’s adult children, as to which shares Mr. Kimmel has neither the power of disposition nor the power to vote.

(j)	Mr. Loverro may be deemed to share beneficial ownership of shares of common stock owned of record by Endo Pharma LLC by virtue of the status of KIA V and KEP V, as members of Endo Pharma LLC. Mr. Loverro may be deemed to share beneficial ownership of shares of common stock owned of record by KIA V and KEP V, by virtue of his status as a limited partner of the general partner of KIA V and as a limited partner of KEP V. Mr. Loverro could be deemed to share investment and voting power along with the other partners with respect to securities owned by KIA V and KEP V, but disclaims beneficial ownership of such securities except to the extent of his pecuniary interest.

(k)	The business address for Dr. Meanwell is c/o The Medicines Company, 5 Sylvan Way, Parsippany, New Jersey 07054. Dr. Meanwell’s beneficial ownership represents options to purchase 15,000 shares of Common Stock granted under the Endo Pharmaceuticals Holdings, Inc. 2000 Stock Incentive Plan.

(l)	The business address for Mr. Mitchell is c/o Shapiro, Mitchell, Forman, Allen & Miller LLP, 380 Madison Avenue, New York, NY 10017. Mr. Mitchell’s beneficial ownership represents options to purchase 30,000 shares of our common stock under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan.

(m)	The business address for Mr. O’Donnell is Van Beuren Capital, L.L.C., Van Beuren Road, Morristown, New Jersey 07960. Mr. O’Donnell’s beneficial ownership represents options to purchase 30,000 shares of our common stock under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan.

(n)	This amount includes options that Mr. Lankau holds in the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan. This amount does not include any options that Mr. Lankau holds in the Endo Pharma LLC 1997 Stock Option Plans and the Endo Pharma LLC 2000 Supplemental Stock Option Plans. Options exercised pursuant to the Endo Pharma LLC 1997 Stock Option Plans and the Endo Pharma LLC 2000 Supplemental Stock Option Plans do not result in the issuance of additional shares in the Company.

(o)	KIA V and KEP V share investment and voting power along with the other members of Endo Pharma LLC with respect to securities owned by Endo Pharma LLC, but disclaim beneficial ownership of such securities except to the extent of its pecuniary interest.

(p)	Kelso Partners V, L.P., or KP V, may be deemed to share beneficial ownership of shares of common stock owned of record by Endo Pharma LLC by virtue of its status as a general partner of KIA V, which is a member of Endo Pharma LLC. KP V shares investment and voting power along with its general partners with respect to securities owned by Endo Pharma LLC, but disclaims beneficial ownership of such securities except to the extent of its pecuniary interest.

(q)	The business address for these persons is 500 Campus Drive, Suite 220, Florham Park, New Jersey 07932. Greenwich Street Capital Partners, L.P., Greenwich Street Capital Offshore Fund, Ltd., Citigroup GSP Employees Fund, L.P., the Travelers Insurance Company and The Travelers Life and Annuity Company could be deemed to beneficially own each other’s shares, but disclaim this beneficial ownership. None of these entities is a managing member of Endo Pharma LLC. These entities may be deemed to share beneficial ownership of shares of common stock owned of record by Endo Pharma LLC by virtue of the status of each of them as members of Endo Pharma LLC. These entities share investment and voting power along with the other members of Endo Pharma LLC with respect to securities owned by Endo Pharma LLC, but disclaim beneficial ownership of such securities except to the extent of each individual’s pecuniary interest.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and greater-than-ten-percent stockholders (collectively, “Reporting Persons”) to file an initial report of ownership (Form 3) and reports of changes of ownership (Forms 4 and 5) of Endo securities with the Securities and Exchange Commission (“SEC”) and the NASDAQ. These persons are also required to furnish the Company with copies of all Section 16(a) reports that they file with respect to Endo securities. Based solely upon a review of Section 16(a) reports furnished to the Company for the fiscal year ended December 31, 2003 and written representations from certain Reporting Persons that no other reports were required, the Company believes that, all the Reporting Persons complied with all applicable SEC filing requirements for the fiscal year ended December 31, 2003.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

      The Board of Directors of the Company traditionally performed the functions of a compensation committee, including the review and approval of compensation and terms of employment for all officers of the Company and its subsidiaries. In August 2000, a Compensation Committee, consisting of Messrs. Hyatt, Loverro and Wahrhaftig, was formed to perform these functions. The disinterested members of the Board of Managers of Endo Pharma LLC, namely Messrs. Goldberg and Wahrhaftig, review and act on any recommendations of the Company’s management for awards granted under the Endo Pharma LLC stock option plans.

      The Company’s executive compensation is intended to attract high-caliber executives and to reward, retain and motivate management based on corporate and individual annual and long-term business performance. The primary component of compensation is base salary; however, all of the employees of the Company are covered by the Company’s incentive compensation program, which provides cash bonuses in the event that (i) the Company achieves one or more targets based on the Company’s Consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) as defined by the Company’s credit facility and (ii) the individual achieves specified goals. The Company also awards stock options to its officers and other employees pursuant to the Company’s 2000 Stock Incentive Plan (the “2000 Option Plan”). Such awards are designed to provide incentives to participating employees that are linked directly to increases in stockholder value and that will therefore inure to the benefit of all stockholders of the Company. The Compensation Committee believes that the Company’s executive compensation arrangements are reasonable in light of the Company’s needs, competitive compensation levels, the Company’s retention goals and management motivation. In determining salary and other compensation levels for executive officers, primary consideration is given to each executive’s level of responsibility and individual performance.

      Prior to the beginning of each fiscal year, the Compensation Committee reviews the Company’s near- and long-term strategies and objectives with the Company’s Chief Executive Officer. Such review forms the basis for adopting or modifying the corporate annual financial goals recommended by the Company’s Chief Executive Officer. Based on this review, the Company’s total compensation structure for fiscal year 2003, including the elements and level of compensation opportunities and the variable portion of “at risk” pay for performance and equity participation was established. Consideration was given to, among other matters, marketplace pay levels and practices, as well as the Company’s need to continue to attract, retain and motivate employees. The Company’s Chief Executive Officer reviewed such compensation structure with the Compensation Committee and asked it to ratify base salary amounts and bonuses for the Company’s executive officers.

      At fiscal 2003 year-end, the Compensation Committee, in consultation with the Chief Executive Officer, assessed results achieved and strategic progress relative to previously approved goals, taking into consideration the Company’s Consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) as defined by the Company’s credit facility, prevailing economic and business conditions and opportunities, performance by comparable organizations’ Chief Executive Officers, and stockholder value. No particular weightings were assigned to any such factors.

      Ms. Ammon, Chief Executive Officer of the Company, received a base salary of $480,000 in fiscal 2003 and was awarded a cash bonus for fiscal 2003 of $420,000. Determination of Ms. Ammon’s overall compensation in fiscal 2003 was based upon the performance criteria established by the Board of Directors of the Company at the beginning of fiscal 2003. The Compensation Committee believes that Ms. Ammon’s overall compensation is competitive with that of Chief Executive Officers of comparable companies and deems such compensation to be fair and appropriate.

      The federal income tax laws limit the deductibility of certain compensation paid to the Chief Executive Officer and the four most highly compensated executives (the “covered employees”) in excess of the statutory maximum of $1 million per covered employee. The Committee’s general policy is, where feasible, to structure compensation paid to the covered employees so as to maximize the deductibility of such compensation for federal income tax purposes; however, there may be circumstances where portions of such compensation will not be deductible.

Compensation Committee:

Michael Hyatt
Frank J. Loverro
David I. Wahrhaftig

Compensation Committee Interlocks and Insider Participation

      In August 2000, the Board of Directors appointed Messrs. Hyatt, Loverro and Wahrhaftig to constitute the Compensation Committee, none of whom is an officer or employee or former officer or employee of the Company or any of its subsidiaries. Prior to that time, the Board of Directors performed the functions of the Compensation Committee. With the exception of Ms. Ammon, who serves on the Company’s Board of Directors, no executive officer of the Company serves or served during the last fiscal year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. There are no family relationships between any directors or executive officers of the Company.

Performance Graph

      The following graph provides a comparison of the cumulative total return on the Company’s Common Stock with that of the cumulative total return on the NASDAQ Stock Market Index (U.S.) and the NASDAQ Pharmaceutical Index commencing July 18, 2000 (the first day the Company’s Common Stock began trading on the NASDAQ National Market) and ending December 31, 2003. The graph assumes $100 invested on July 18, 2000 in the Company’s Common Stock, in the NASDAQ Stock Market Index (U.S.), or the NASDAQ Pharmaceuticals Index, and that all dividends are reinvested.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Information Statement, in whole or in part, the following report and the Performance Graph that follows shall not be deemed to be incorporated by reference into any such filings.

COMPARISON OF 41 MONTH CUMULATIVE TOTAL RETURN*

AMONG ENDO PHARMACEUTICALS HOLDINGS INC.
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ PHARMACEUTICAL INDEX

*	$100 invested on 7/18/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Compensation of Executive Officers

      The following table sets forth, for the Company’s last three fiscal years, the compensation paid or accrued to each of those persons who were, at December 31, 2003, the chief executive officer and the other four most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”).

					Long-Term
					Compensation
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Options	Compensation(2)

Carol A. Ammon	2003	$480,000	$420,000	$50,617	3,773,584	$12,690
Chairman of the Board and	2002	460,000	480,000	10,908		11,690
Chief Executive Officer	2001	366,667	303,750			11,190
Peter A. Lankau(3)	2003	388,333	315,000	18,444	372,469	13,780
President and Chief Operating	2002	320,000	324,000		360,000	12,780
Officer	2001	260,000	182,250		27,389	10,650
Mariann T. MacDonald(4)	2003	385,000	303,188	33,503	3,250,484	27,035
Executive Vice President —	2002	368,333	346,500	27,216		26,035
Operations	2001	320,000	218,700	26,492		24,935
David A. H. Lee, M.D., Ph.D.	2003	375,000	262,500	48,785	1,285,995	14,670
Executive Vice President and	2002	358,333	300,000	48,906		13,670
Chief Scientific Officer	2001	316,666	189,000	48,939		13,170
Jeffrey R. Black	2003	300,000	210,000	27,733	1,146,073	13,040
Executive Vice President,	2002	286,667	240,000	21,706		12,040
Chief Financial Officer and	2001	260,000	132,300			11,240
Treasurer

(1)	Other Annual Compensation in 2003 for Ms. Ammon includes personal use of a Company automobile of $30,750 and a tax gross-up benefit of $19,867. Other Annual Compensation for Mr. Lankau in 2003 includes personal use of a Company automobile of $10,777 and a tax gross-up benefit of $7,667. Other Annual Compensation for Ms. MacDonald in 2003 includes the personal use of a Company automobile of $14,958 and a tax gross-up benefit of $18,545. Other Annual Compensation for Dr. Lee in 2003 includes the rental of an apartment near the research and development facility used by the Company in Garden City, New York in the amount of $30,099, the personal use of a Company automobile of $10,575 and a tax gross-up benefit of $8,111. Other Annual Compensation for Mr. Black in 2003 includes personal use of a Company automobile of $16,546 and a tax gross-up benefit of $11,187.

(2)	All Other Compensation for Ms. Ammon in 2003 is matching contributions made under the Company’s 401(k) Plan in 2003 of $12,000 and the dollar value of premiums paid by the Company with respect to group life insurance. All Other Compensation for Mr. Lankau in 2003 is matching contributions made under the Company’s 401(k) Plan in 2003 of $12,000 and the dollar value of premiums paid by the Company with respect to term life insurance and group life insurance. All Other Compensation for Ms. MacDonald in 2003 is matching contributions made under the Company’s 401(k) Plan in 2003 of $12,000 and the dollar value of premiums paid by the Company with respect to term life insurance and group life insurance. All Other Compensation for Dr. Lee in 2003 is matching contributions under the Company’s 401(k) Plan in 2003 of $12,000 and, the dollar value of premiums paid by the Company with respect to term life insurance and group life insurance for his benefit. All Other Compensation for Mr. Black in 2003 is matching contributions made under the Company’s 401(k) Plan in 2003 of $12,000 and the dollar value of premiums paid by the Company with respect to term life insurance and group life insurance for his benefit.

(3)	Mr. Lankau was the Company’s Senior Vice President, U.S. Business, until April 8, 2003, at which time he was promoted to President and Chief Operating Officer.

(4)	Ms. MacDonald retired from her position as Executive Vice President, Operations on December 31, 2003.

Stock Option/ SAR Grants in Last Fiscal Year

      The following table sets forth all individual grants of stock options made to the Named Executive Officers during the fiscal year ended December 31, 2003. No SARs were granted by the Company in fiscal 2003.

	Individual Grants

		Percent of
		Total			Potential Realizable Value At
	Number of	Options			Assumed Annual Rates of Stock
	Shares	Granted to	Exercise		Price Appreciation for Option
	Underlying	Employees	Price		Term(1)
	Options	in Fiscal	per	Expiration
Name	Granted	Year	Share	Date	5%	10%

Endo Pharma LLC 2000 Supplemental Stock Option Plan:
Carol A. Ammon	3,773,584	31.2%	$2.42	8/26/07	$27,333,043	$36,171,991
Peter A. Lankau	72,469	0.6%	$2.42	8/26/07	$524,912	$694,657
Mariann T. MacDonald	3,250,484	26.8%	$2.42	8/26/07	$23,544,094	$31,157,774
David A. H. Lee M.D., Ph.D.	1,285,995	10.6%	$2.42	8/26/07	$9,314,794	$12,327,008
Jeffrey R. Black	1,146,073	9.5%	$2.42	8/26/07	$8,301,302	$10,985,774
2000 Stock Incentive Plan:
Peter A. Lankau	300,000	2.5%	$15.24	8/5/13	$2,875,306	$7,286,591

(1)	Based upon the exercise price and the market price of the Common Stock on the date of grant of $2.42 and $7.70 for the Endo Pharma LLC 2000 Supplemental Stock Option Plan and $15.24 and $15.24 for the 2000 Stock Incentive Plan, annual appreciation at the assumed rates stated on such price through the expiration date of the options. Amounts shown represent hypothetical gains that could be achieved for the options if exercised at the end of the term. These amounts have been determined on the basis of assumed rates of appreciation mandated by the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future stock price. Actual gains, if any, are contingent upon the continued employment of the Named Executive Officer through the expiration date, achievement of the defined vesting thresholds as well as being dependent upon the general performance of the Common Stock. The potential realizable values have not taken into account amounts required to be paid for federal income taxes.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

      The following table sets forth the December 31, 2003 aggregate value of unexercised options held by each of the Named Executive Officers as well as the fiscal year-end option values.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
			Options at		Options at
	Shares		December 31, 2003		December 31, 2003(1)
	Acquired On	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Carol A. Ammon	597,693	$7,817,824	584,396	10,291,765	$9,899,668	$172,532,459
Peter A. Lankau	5,207	$65,088	208,042	853,181	$2,317,145	$8,426,703
Mariann T. MacDonald	506,142	$6,620,337	434,402	8,731,029	$7,358,770	$130,667,715
David A.H. Lee, M.D., Ph.D.	181,183	$2,369,874	111,450	3,935,121	$1,887,963	$65,537,240
Jeffrey R. Black	181,183	$2,369,874	111,450	3,473,847	$1,887,963	$57,909,643

(1)	Based upon the closing price on December 31, 2003 of $19.36. Includes all options granted as of December 31, 2003, for which the exercise price is equal to or less than $19.36 per share.

      Options exercised pursuant to the Endo Pharma LLC 1997 Stock Option Plan do not result in the issuance of additional shares in the Company. These stock options are exercisable solely into shares of

Company Common Stock that is held by Endo Pharma LLC (an affiliate of Kelso & Company in which certain members of management have an interest). As a result, the exercise of these options will not result in the issuance of additional shares of Company Common Stock and will not dilute the ownership of our other public stockholders. The Class C1A, C1B, C2, C3 and C4 options granted pursuant to the Endo Pharma LLC 1997 Stock Option Plan have vested in accordance with their terms.

      Class C1A, C1B, C2, C3 and C4 options are generally exercisable, solely to the extent vested, upon the earlier of (i) the occurrence of a sale, disposition or transfer of Company Common Stock, after which neither Endo Pharma LLC nor Kelso owns any shares of Common Stock or (ii) January 1, 2006, and the right to exercise such options will terminate at 12:00 p.m., New York City time, on the earlier to occur of such dates.

      Notwithstanding the foregoing, a Named Executive Officer’s Class C1A, C1B, C2, C3 and C4 options will become immediately exercisable in full, solely to the extent then vested, in the event the Named Executive Officer’s employment or service with the Company or any of its subsidiaries is terminated for any reason and such options will thereafter expire on the 90th day after such termination if unexercised.

      Stock options granted under the Endo Pharma LLC 1997 Stock Option Plan expire no later than August 26, 2007. The shares of Common Stock that are received upon exercise of stock options pursuant to the Endo Pharma LLC 1997 Stock Option Plan are currently subject to significant restrictions that are set forth in the stockholders agreements including sale, assignment, mortgage, transfer, pledge or other disposals or transfers.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

     Employment Agreements with Named Executive Officers

      On September 1, 2001, Endo entered into amended and restated employment agreements with each of Ms. Ammon, Mr. Black, Mr. Lankau and Dr. Lee. Each of these employment agreements currently expires on December 31, 2004. Each of these agreements is renewable by the parties for additional one-year periods.

      Each of the employment agreements provides that the executive will be entitled to basic compensation as well as additional incentive compensation. For each fiscal year or part thereof during the employment period, the Company will pay an executive’s incentive compensation in cash in an amount equal to a percentage of this executive’s salary if Endo meets the performance targets set by the board of directors for a particular fiscal year. Ms. Ammon’s additional incentive compensation is equal to 50% of her base salary. Mr. Lankau’s additional incentive compensation is equal to 45% of his base salary. Dr. Lee’s and Mr. Black’s additional compensation is equal to 40% of their respective base salary. Under these employment agreements, the Company may terminate each executive (1) for “cause,” (2) for “good reason,” or (3) upon the executive’s disability, incapacity or death. If the Company terminates an executive for “cause,” he or she will be entitled to receive his or her salary and incentive compensation prorated through the effective date of termination.

      In addition, if an executive elects to renew his or her employment agreement but Endo does not and Endo’s election not to renew is not “for cause,” then the executive will be entitled to receive his or her salary for the remainder of the calendar month in which this termination is effective and for eighteen consecutive calendar months thereafter and continue to provide the executive with benefits for eighteen consecutive calendar months after such termination. If an executive terminates his or her employment agreement for “good reason,” the Company will:

•	pay:

•	monthly to the executive his or her salary for the remainder of the employment period or eighteen months (whichever is longer) and

•	the executive’s incentive compensation for the fiscal year during which the termination is effective, prorated through the effective date of termination, if this incentive compensation is payable and

•	continue to provide the executive with benefits for the remainder of the employment period or eighteen months (whichever is longer).

      Under the terms of each of these employment agreements, “good reason” means any of the following:

•	Endo Pharmaceuticals’ material breach of the provisions in the employment agreements relating to the director’s and officer’s liability coverage and compensation or Endo Pharmaceuticals’ obligations under the stockholder’s agreement for the benefit of the executive, or

•	the assignment of the executive, without the executive’s consent, to a position, responsibilities, or duties of a materially lesser status or degree of responsibility.

      Under the terms of Ms. Ammon’s employment agreement, “good reason” also includes the sale of all or substantially all of the assets of Endo, the sale of all or substantially all of the stock of Endo, the merger of Endo with one or more other related or unrelated entities, or other similar transaction vesting control of Endo with a third party or parties.

NO DISSENTERS’ RIGHTS

      The corporate action described in this Information Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In connection with the Algos acquisition, affiliates and designees of Kelso & Company contributed approximately 86% of the Endo Common Stock originally contributed to Endo Pharma LLC, and they continue to have an approximately 86% interest in Endo Pharma LLC. Endo Pharma LLC now owns approximately 62% of all of the issued and outstanding Endo Common Stock. Currently, Messrs. Goldberg and Wahrhaftig and Ms. Ammon serve as members of the Board of Managers of Endo Pharma LLC.

      On July 14, 2000, Endo Pharma LLC was formed in connection with the Algos merger to ensure that the stock options granted pursuant to the Endo Pharma LLC Stock Option Plans diluted only the Endo common stock held by persons and entities that held such shares prior to our merger with Algos. Upon the exercise of these stock options, only currently outstanding shares of our common stock held by Endo Pharma LLC will be delivered. Because Endo Pharma LLC, and not us, will provide the shares upon the exercise of these options, we have entered into a tax sharing agreement with Endo Pharma LLC under which we will be required to pay to Endo Pharma LLC upon the occurrence of a liquidity event, as described further below, the amount of the tax benefits usable by us as a result of the exercise of these stock options into shares of our common stock held by Endo Pharma LLC. As of December 31, 2003, approximately 3.6 million of these stock options had been exercised into shares of our common stock held by Endo Pharma LLC. Upon exercise of any of these Endo Pharma LLC stock options, we generally will be permitted to deduct as a compensation charge, for federal income tax purposes, an amount equal to the difference between the market price of our common stock and the exercise price paid upon exercise of these options (as of December 31, 2003, approximately $35 million), which is estimated to result in a tax benefit amount of approximately $13 million. Under the tax sharing agreement, we are required to pay this $13 million to Endo Pharma LLC upon the occurrence of a liquidity event, as described further below, to the extent that a compensation charge deduction is usable by us to reduce our taxes and based upon the assumption that all other deductions of Endo are used prior thereto.

      Using a weighted average exercise price of $2.60 per share and an assumed effective tax rate of 38.3%, if all 36.3 million stock options under the Endo Pharma LLC Stock Option Plans were vested and exercised (including the 3.6 million stock options already exercised as discussed above):

•	upon exercise, assuming the market price of our common stock is then $20.00 per share, we generally would be able to deduct, for federal income tax purposes, compensation of approximately $632 million, which could result in a tax benefit amount of approximately $242 million payable to Endo Pharma LLC.

•	upon exercise, assuming the market price of our common stock is then $25.00 per share, we generally would be able to deduct, for federal income tax purposes, compensation of approximately $813 million, which could result in a tax benefit amount of approximately $311 million payable to Endo Pharma LLC.

•	upon exercise, assuming the market price of our common stock is then $30.00 per share, we generally would be able to deduct, for federal income tax purposes, compensation of approximately $994 million, which could result in a tax benefit amount of approximately $381 million payable to Endo Pharma LLC.

      Under the terms of the tax sharing agreement, we must pay all such tax benefit amounts to Endo Pharma LLC to the extent these tax benefits are usable by us, as described above. However, these payments need only be made to Endo Pharma LLC upon the occurrence of a liquidity event, which is generally defined as a transaction or series of transactions resulting in (a) a sale of greater than 20% on a fully diluted basis of our common equity (either through (i) a primary offering by us, (ii) a secondary sale by Endo Pharma LLC or other holders of common stock pursuant to a registration rights agreement or (iii) a combination of both such primary and secondary offerings), (b) a change in control of Endo or (c) a sale of all or substantially all of our assets. In accordance with the tax sharing agreement, no payments have been made or accrued to date. On July 8, 2003, a secondary sale by Endo Pharma LLC was closed which represented a sale of, on a fully diluted basis, approximately 12% of our common equity which did not, by itself, trigger a payment under the tax sharing agreement, and was not a liquidity event. That offering may, however, be combined with future offerings to result in a series of transactions that will trigger a payment obligation pursuant to the tax sharing agreement. Endo Pharma LLC has informed us that, subject to a variety of factors, including market conditions and stock price levels, it may initiate additional secondary offerings of our common stock in the future.

      In addition, in connection with the 2000 acquisition of Algos Pharmaceutical Corporation, warrants were issued to Endo Pharma LLC as well as other holders of Endo stock who held such stock prior to the Algos acquisition. These warrants became exercisable at an exercise price of $.01 per share into a specified number of shares of Endo common stock if the FDA did not approve MorphiDex® for any pain indication prior to December 31, 2002. These warrants became exercisable in accordance with their terms on January 8, 2003, and upon exercise, each warrant is exercisable into 0.416667 shares of Endo common stock for a total of 29.7 million shares of Common Stock. On February 11, 2003, Endo Pharma LLC exercised its warrant into 29,524,954 shares of Company Common Stock. Messrs. Goldberg and Wahrhaftig, directors of the Company, may be deemed to share beneficial ownership of shares of Common Stock owned of record by Endo Pharma LLC by virtue of the status of Kelso Investment Associates V, L.P., or KIA V, and Kelso Equity Partners V, L.P., or KEP V, as members of Endo Pharma LLC. Messrs. Goldberg and Wahrhaftig may be deemed to share beneficial ownership of securities owned of record by KIA V and KEP V, by virtue of the status of each of them as a general partner of the general partner of KIA V and as a general partner of KEP V. In addition, Mr. Loverro, a director of the Company, may be deemed to share beneficial ownership of shares of Common Stock owned of record by Endo Pharma LLC by virtue of the status of KIA V and KEP V, as members of Endo Pharma LLC. Mr. Loverro may be deemed to share beneficial ownership of shares of Common Stock owned of record by KIA V and KEP V by virtue of his status as a limited partner of the general partner of KIA V and as a limited partner of KEP V. Further, Ms. Ammon, Chairman, a director and Chief Executive Officer of the Company, Ms. MacDonald, Dr. Lee and Mr. Black, each a Named Executive Officer of the Company, may be deemed to share beneficial ownership of shares of Common Stock owned of record by Endo Pharma LLC by virtue of the status of each of them as a member of Endo Pharma LLC.

      Mr. Hyatt, a director of the Company, is a Senior Managing Director of Bear, Stearns & Co., Inc., an investment bank that performs services for the Company from time to time. However, no payment therefore was due to, or received by, Bear, Stearns & Co., Inc. in fiscal 2003 for these services.

      Mr. Mitchell, a director of the Company, is a partner of Shapiro Mitchell Forman Allen & Miller LLP, which performs legal services for the Company from time to time. In fiscal year 2003, the Company made payments of approximately $257,000 to Shapiro Mitchell Forman Allen & Miller LLP in connection with these services. Mr. Mitchell also invests in Kelso transactions from time to time.

OTHER MATTERS

      The Board of Directors of the Company knows of no other matters to be presented for stockholder action at the Annual Meeting. However, other matters may properly come before the Annual Meeting or any adjournment or postponement thereof.

ANNUAL REPORT/ FORM 10-K

      The Company’s 2003 Annual Report to its stockholders is being mailed to all stockholders concurrently with this Information Statement. Copies of the Company’s Form 10-K and Form 10-K/A (without exhibits) as filed with the SEC may be obtained without charge by writing to Endo Pharmaceuticals Holdings Inc., 100 Painters Drive, Chadds Ford, PA 19317, Attention: Secretary.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

      The Company’s By-laws require that, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof, along with other specified material, in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice to the Secretary must be received at the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting. Accordingly, to make a proposal for consideration at our 2005 annual meeting that is “timely” within the meaning of the Company’s By-laws and assuming that our 2005 annual meeting is held on schedule, a stockholder must make certain notice of such proposal is received by the Secretary of the Company no earlier than February 28, 2005 and no later than March 30, 2005. If the Company does not receive such notice between such dates, the notice will be considered untimely. For any other meeting of stockholders, the nomination or other item of business must be received by the tenth day following the date of public announcement of the date of the meeting. Any stockholder who wishes to make a proposal or nominate a candidate for election to the Board should obtain a copy of the relevant section of the By-laws from the Secretary of the Company.

      Proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the 2005 annual meeting must be received by us at our principal executive offices addressed to the Secretary of the Company no later than December 31, 2004 in order to be considered timely for inclusion in the 2005 information statement.

      All proposals should be addressed to the Secretary, Endo Pharmaceuticals Holdings Inc., 100 Painters Drive, Chadds Ford, PA 19317.

SIGNATURE

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

By order of the Board of Directors,

CAROLINE B. MANOGUE
Secretary

Chadds Ford, Pennsylvania

April 28, 2004

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF ENDO PHARMACEUTICALS HOLDINGS INC.
AS ADOPTED BY THE BOARD ON APRIL 20, 2004

I.

AUTHORITY

      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Endo Pharmaceuticals Holdings Inc. (the “Corporation”) is established pursuant to Section 8 of the Corporation’s Amended and Restated Bylaws and Section 141(c) of the Delaware General Corporation Law. The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Members shall not serve on more than three public company audit committees simultaneously. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board; provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II.

PURPOSE OF THE COMMITTEE

      The Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries.

      The Committee shall oversee the audit efforts of the Corporation’s independent accountants and internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Corporation’s auditors are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent accountants, the internal auditors and the financial and senior management of the Corporation.

III.

COMPOSITION OF THE COMMITTEE

      (a) Each member of the Committee shall be an “independent” director within the meaning of the NASDAQ rules and Rule 10A-3 of the Exchange Act and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the rules of the NASDAQ, under exceptional and limited circumstances, one director who does not meet certain of the criteria for “independence” may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Corporation and its stockholders and the Corporation discloses in the annual proxy statement the nature of such person’s relationship and the reasons for the Board’s determination. A member appointed under this exception would not be permitted to serve longer than two years and would not be permitted to chair the audit committee. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. “Financial literacy” shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. At least one member of the Committee shall be an “audit committee financial expert,” as defined by the SEC rules. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant or firm.

      (b) Upon any changes in the composition of the Committee and otherwise approximately once each year, the Committee shall ensure that the Corporation provides the NASDAQ with written confirmation regarding:

(i) Any determination that the Board has made regarding the independence of the Committee members;

(ii) The financial literacy of the Committee members;

(iii) The determination that at least one of the Committee members is an “audit committee financial expert”, as defined by SEC rules; and

(iv) The annual review and reassessment of the adequacy of the Committee’s charter.

IV.

MEETINGS OF THE COMMITTEE

      The Committee shall meet at least quarterly and with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management, the head of the internal auditing department and the Corporation’s independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee (or the Chairman) should meet or confer with the independent accountants and management quarterly to review the Corporation’s periodic financial statements prior to their filing with the Securities and Exchange Commission (“SEC”). The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee’s activities and provide copies of such minutes to the Board.

V.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

      In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee’s charter. The charter must specify: (1) the scope of the Committee’s responsibilities and how it carries out those responsibilities, (2) the ultimate accountability of the Corporation’s independent auditors to the Board and the Committee, (3) the responsibility of the Committee and the Board for the selection, evaluation and replacement of the Corporation’s independent auditors, and (4) that the Committee is responsible for ensuring that the Corporation’s independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Corporation and that the Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action to ensure the independence of the independent auditors.

      While there is no “blueprint” to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered the principal duties and responsibilities of the Committee:

Selection and Evaluation of Auditors

      (a) Review and approve the appointment and retention of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

      (b) Review and approve the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein;

      (c) Review the performance of the Corporation’s independent auditors and make decisions regarding the replacement or termination of the independent auditors when circumstances warrant. Such evaluation should also include the review and evaluation of the lead partner of the independent auditors and take into account the opinions of management and the Corporation’s personnel responsible for the internal audit function;

      (d) Oversee the independence of the Corporation’s independent auditors by, among other things:

(i) requiring the independent auditors to deliver to the Committee on a periodic basis, and at least annually, a formal written statement delineating (i) the firm’s internal quality control procedure; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Corporation (to assess the auditors’ independence); and

(ii) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take appropriate action to satisfy itself of the auditors’ independence;

(iii) determining that the independent audit firm has a process in place to address the rotation of the lead partner and other audit partners serving the Corporation as required under the SEC independence rules;

(iv) pre-approving all audit and non-audit services provided by the independent auditors and not engaging the independent auditors to perform non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee and the decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting;

      (e) Instruct the Corporation’s independent auditors that they must report directly to the Committee, and that the Committee is responsible for the selection, evaluation and termination of the Corporation’s independent auditors;

Oversight of Annual Audit and Quarterly Reviews

      (f) Review and accept, if appropriate, the annual audit plan of the Corporation’s independent auditors, including the scope of audit activities as well as the adequacy of staffing and budget or compensation, and monitor such plan’s progress and results during the year;

      (g) Confirm through private discussions with the Corporation’s independent auditors and the Corporation’s management that no management restrictions are being placed on the scope of the independent auditors’ work;

      (h) Receive and review a report from the independent auditors on the results of the year-end audit of the Corporation, prior to the filing of the Company’s Annual Report on Form 10-K, including (as applicable):

a. the audit report, the published financial statements, the management representation letter, the “Memorandum Regarding Accounting Procedures and Internal Control” or similar memorandum prepared by the Corporation’s independent auditors, any other pertinent reports and management’s responses concerning such memorandum;

b. the qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of accounting principle and financial disclosure practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

c. the methods used to account for significant unusual transactions;

d. the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

e. management’s process for formulating sensitive accounting estimates and the reasonableness of these estimates;

f. significant recorded and unrecorded audit adjustments;

g. any material accounting issues among management, the Corporation’s internal auditing department and the independent auditors; and

h. other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors;

i. any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement;

      (i) Review with management and the Corporation’s independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

      (j) Review and discuss the Corporation’s interim financial statements included in Quarterly Reports on Form 10-Q, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the internal auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee should discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards;

      (k) Review and discuss the Corporation’s annual audited financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the internal auditors prior to the filing of the Company’s Annual Report on Form 10-K.

Oversight of Financial Reporting Process and Internal Controls

      (k) Review the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures through inquiry and discussions with the Corporation’s independent auditors and management of the Corporation;

      (l) Review with management the Corporation’s administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

      (m) Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control;

      (n) Receive periodic reports from the Corporation’s independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Corporation;

      (o) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditors, the Corporation’s internal auditing department and management;

Other Matters

      (p) Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

      (q) Prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Corporation commencing after December 15, 2000 which states, among other things, whether:

(i) the Committee has reviewed and discussed with management the audited financial statements to be included in the Corporation’s Annual Report on Form 10-K;

(ii) the Committee has discussed with the Corporation’s independent auditors the matters that the auditors are required to discuss with the Committee by Statements on Auditing Standard No. 61, (as it may be modified or supplemented);

(iii) the Committee has received the written disclosures and the letter from the Corporation’s independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors their independence; and

(iv) based on the review and discussions described in subsections (i), (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC;

      (r) Obtain from the independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;

      (s) Review and approve all related party transactions;

      (t) Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

      (u) Review management’s assessment of the effectiveness of internal control over financial reporting as of the end of the most recent fiscal year and the independent auditors’ report on management’s assessment;

      (v) Discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of internal over financial reporting, including any significant deficiencies or material weaknesses identified by management of the Corporation in connection with its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act. In addition, the Committee shall discuss with management, the internal auditors, and the independent auditors any significant changes in internal control over financial reporting that are disclosed, or considered for disclosures, in the Corporation’s periodic filings with the SEC;

      (w) Discuss the Corporation’s policies with respect to risk assessment and risk management, including the risk of fraud. The Committee also shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

      (x) Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting and auditing matters;

      (y) Set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards;

      (z) Determine the appropriate funding needed by the Committee for payment of (1) compensation to the independent audit firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; (2) compensation to any advisers employed by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties;

      (aa) Perform an evaluation of its performance at least annually to determine whether it is functioning effectively;

      (bb) Review and reassess the charter at least annually and obtain the approval of the board of directors;

      (cc) Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

      (dd) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

      WITH RESPECT TO THE DUTIES AND RESPONSIBILITIES LISTED ABOVE, THE COMMITTEE SHOULD:

1. Report regularly to the Board on its activities, as appropriate;

2. Exercise reasonable diligence in gathering and considering all material information;

3. Understand and weigh alternative courses of conduct that may be available;

4. Focus on weighing the benefit versus harm to the Corporation and its stockholders when considering alternative recommendations or courses of action;

5. If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

6. Provide management, the Corporation’s independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

* * *

      While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors and to ensure that the Corporation complies with all laws and regulations.

Adopted by the Board of Directors of

Endo Pharmaceutical Holdings Inc.
on April 20, 2004.